Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Gas Transmission Northwest Corporation for the quarter ended September 30, 2003, I, Thomas E. Legro, Vice President and Controller of Gas Transmission Northwest Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Gas Transmission Northwest Corporation.

November 7, 2003	/s/ THOMAS E. LEGRO
Thomas E. Legro Vice President and Controller

A signed original of this written statement required by Section 906 has been provided to Gas Transmission Northwest Corporation and will be retained by Gas Transmission Northwest Corporation and furnished to the Securities and Exchange Commission or its staff upon request.